Exhibit 99.1

Contact: Ira M. Birns, Executive Vice President & Chief Financial Officer Glenn Klevitz Vice President, Assistant Treasurer 305-428-8000

World Fuel Services Corporation Reports Fourth Quarter and Full Year 2016 Earnings

--- Provides Earnings Guidance for 2017 ---
 --- Announces Additional $20 million of Cost Savings ---

MIAMI—February 14, 2017-- World Fuel Services Corporation (NYSE: INT) today reported full year 2016 net income of $126.5 million or $1.81 diluted earnings per share. Excluding the impact of certain one-time items, adjusted full year net income was $146.9 million or $2.11 adjusted diluted earnings per share. For 2015, net income as adjusted for one-time items was $180.9 million or $2.56 adjusted diluted earnings per share. Non-GAAP net income and diluted earnings per share for the full year 2016, excluding share-based compensation, amortization of acquired intangible assets and other one-time items were $188.8 million and $2.70, respectively, compared to $212.7 million and $3.01 in 2015.
For the fourth quarter of 2016, net income was $2.2 million or $0.03 diluted earnings per share. Excluding the impact of one-time items, adjusted fourth quarter 2016 net income was $14.3 million or $0.21 adjusted diluted earnings per share. In the fourth quarter of 2015, net income as adjusted for one-time items was $50.8 million or $0.73 diluted earnings per share. Non-GAAP net income and diluted earnings per share for the fourth quarter of 2016, excluding share-based compensation and amortization of acquired intangible assets and one-time items were $25.2 million and $0.36, respectively, compared to $60.2 million and $0.86 in the fourth quarter of 2015.
“While 2016 was a challenging year in many of the markets we serve, we remain committed to executing on our short and long-term growth plans while increasing operational efficiency” stated Michael J. Kasbar, chairman and chief executive officer of World Fuel Services Corporation. “We are optimistic about our prospects for 2017 and are focused on executing on our long-term strategy of becoming a global leader in the areas of energy management, fulfillment, payments and transaction management.”

For the full year, the company’s aviation segment generated gross profit of $401.0 million, an increase of $39.1 million or 10.8% year-over-year. The company’s marine segment generated gross profit of $149.5 million, a decrease of $40.1 million or 21.1% year-over-year. The company’s land segment posted gross profit of $348.5 million, an increase of $39.0 million or 12.6% year-over-year.

“We remain committed to driving cost efficiencies in our business and we have identified $20 million of additional annualized cost savings across the business, which should help deliver a stronger result in 2017,” said Ira M. Birns, executive vice president and chief financial officer. “Considering our organic growth opportunities and the continued integration of our recent acquisitions, combined with the benefit of driving further cost efficiencies, we expect adjusted diluted earnings per share to be between $2.55 and $2.90 for the full year.”

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including Non-GAAP and adjusted net income and diluted earnings per share (“EPS”) for the full year and fourth quarter ended December 31, 2016 (collectively, the “2016 Non-GAAP Measures”), as well as the Company’s outlook for Adjusted EPS for 2017. The 2016 Non-GAAP Measures exclude costs associated with share-based compensation, amortization of acquired intangible assets, acquisition related charges, severance and other restructuring-related costs and costs related to the divestiture of crude oil joint venture interest primarily because we do not believe they are reflective of the Company’s core operating results. We believe the exclusion of share-based compensation from operating expenses is useful given the variation in expense that can result from changes in the fair value of our common stock, the effect of which is unrelated to the operational conditions that give rise to variations in the components of our operating costs. Also, we believe the exclusion of the amortization of acquired intangible assets, acquisition related charges, severance and other restructuring-related costs and costs related to the divestiture of crude oil joint venture interest are useful for purposes of evaluating operating performance of our core operating results and comparing them period over period. We believe that the 2016 Non-GAAP Measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful to investors to further aid in evaluating the ongoing financial performance of the Company and to provide greater transparency as supplemental information to our GAAP results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of Non-GAAP and adjusted net income and Non-GAAP and adjusted diluted earnings per common share may not be comparable to the presentation of such metrics by other companies. Non-GAAP and adjusted diluted earnings per common share is computed by dividing non-GAAP net income and adjusted net income, respectively, attributable to World Fuel and available to common shareholders by the sum of the weighted average number of shares of common stock, stock units, restricted stock entitled to dividends not subject to forfeiture and vested RSUs outstanding during the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.
With regard to the Company’s outlook for 2017, reconciliation of Adjusted EPS to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability and complexity with respect to the charges excluded from this non-GAAP measure, including expenses associated with acquisitions and divestitures, and other unusual gains and losses, which we are unable to predict without unreasonable efforts due to their inherent uncertainty. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. While we do not expect the variability of the above charges to have a significant impact on our future GAAP financial results, there can be no assurance that they will not materially affect our future GAAP financial results. The expected 2017 adjusted EPS range assumes the following: (i) weighted-average outstanding shares of approximately 70 million; (ii) a full-year effective tax rate in a range of 15 to 18 percent; (iii) the integration and realization of anticipated financial and operational contributions from acquisitions announced in 2016, but does not contemplate the impact of any potential future acquisitions; (iv) the realization of cost savings of approximately $15 million in 2017; (v) performance consistent with management’s current visibility into its annual operating performance, including continued contributions from our government-related activities; and (vi) traditional seasonal weather patterns in 2017.
Information Relating to Forward-Looking Statements
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations about our long-term strategy, growth plans and operating efficiencies, as well as our expectations for driving cost-savings and our outlook for the 2017 adjusted EPS range. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the company’s Securities and Exchange Commission (“SEC”) filings, including the company’s most recent Annual Report on Form 10-K filed with the SEC. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to effectively integrate and derive benefits from acquired businesses, our ability to capitalize on new market opportunities, potential liabilities and the extent of any insurance coverage, that the assumptions underlying our expected 2017 adjusted EPS are not correct, the outcome of pending litigation and other proceedings, the impact of quarterly fluctuations in results, particularly as a result of seasonality, the creditworthiness of our customers and counterparties and our ability to collect accounts receivable, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers and suppliers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, loss of, or reduced sales, to a significant government customer, uninsured losses, the impact of natural disasters, adverse results in legal disputes, unanticipated tax liabilities, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the company’s SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise.
About World Fuel Services Corporation
Headquartered in Miami, Florida, World Fuel Services is a global fuel logistics, transaction management and payment processing company, principally engaged in the distribution of fuel and related products and services in the aviation, marine and land transportation industries. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.
The company's global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBOs), as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial, residential and government accounts. The company also offers transaction management services which consist of card payment solutions and merchant processing services to customers in the aviation, marine and land transportation industries. For more information, call 305-428-8000 or visit www.wfscorp.com.
-- Some amounts in this press release may not add due to rounding. All percentages have been calculated using unrounded amounts --

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
 (Unaudited - In millions, except per share data)

	As of
	December 31,	December 31,
	2016	2015	(1)
Assets:
Current assets:
Cash and cash equivalents	$698.6	$582.5
Accounts receivable, net	2,344.0	1,812.6
Inventories	458.0	359.1
Prepaid expenses	46.5	57.9
Short-term derivative assets, net	58.9	220.4
Other current assets	230.6	208.0
Current assets held for sale	—	5.5
Total current assets	3,836.6	3,246.0
Property and equipment, net	311.2	225.6
Goodwill	835.8	675.8
Identifiable intangible and other non-current assets	429.1	341.4
Non-current assets held for sale	—	36.5
Total assets	$5,412.6	$4,525.3
Liabilities:
Current liabilities:
Short-term debt	$15.4	$25.5
Accounts payable	1,770.4	1,349.6
Customer deposits	90.8	118.3
Accrued expenses and other current liabilities	306.0	255.2
Current liabilities held for sale	—	5.6
Total current liabilities	2,182.7	1,754.2
Long-term debt	1,170.8	746.7
Non-current income tax liabilities, net	84.6	87.7
Other long-term liabilities	34.5	25.8
Non-current liabilities held for sale	—	5.0
Total liabilities	3,472.6	2,619.4
Commitments and contingencies
Equity:
World Fuel shareholders' equity:
Preferred stock, $1.00 par value; 0.1 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100.0 shares authorized, 69.9 and 70.8 issued and outstanding as of December 31, 2016 and December 31, 2015, respectively	0.7	0.7
Capital in excess of par value	399.9	435.3
Retained earnings	1,679.3	1,569.4
Accumulated other comprehensive loss	(154.8)	(109.5)
Total World Fuel shareholders' equity	1,925.0	1,895.9
Noncontrolling interest equity	15.0	10.0
Total equity	1,940.0	1,905.9
Total liabilities and equity	$5,412.6	$4,525.3

(1)
Certain prior period amounts have been revised to reflect the impact of adjustments made to the Company's provision for income taxes and to correct the timing of previously recorded out-of-period adjustments.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
 (Unaudited – In millions, except per share data)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015	(1)
Revenue	$7,792.1	$6,733.6	$27,015.8	$30,381.4
Cost of revenue	7,569.9	6,503.4	26,116.8	29,520.4
Gross profit	222.3	230.2	899.0	861.0
Operating expenses:
Compensation and employee benefits	107.1	95.4	413.3	365.8
Provision for bad debt	10.0	2.2	15.4	7.5
General and administrative	81.1	62.4	281.4	242.1
	198.2	160.0	710.1	615.3
Income from operations	24.0	70.2	188.9	245.7
Non-operating expenses, net:
Interest expense and other financing costs, net	(13.3)	(8.4)	(39.2)	(29.9)
Other (expense) income, net	(8.7)	1.4	(7.5)	2.0
	(22.0)	(7.0)	(46.7)	(27.9)
Income before income taxes	2.1	63.2	142.1	217.7
Provision for income taxes	—	13.6	15.7	47.2
Net income including noncontrolling interest	2.1	49.6	126.4	170.5
Net loss attributable to noncontrolling interest	(0.1)	(0.3)	—	(3.9)
Net income attributable to World Fuel	$2.2	$49.9	$126.5	$174.5

Basic earnings per common share	$0.03	$0.72	$1.82	$2.49

Basic weighted average common shares	69.1	69.5	69.3	70.2

Diluted earnings per common share	$0.03	$0.71	$1.81	$2.47

Diluted weighted average common shares	69.5	69.9	69.8	70.7

Comprehensive income:
Net income including noncontrolling interest	$2.1	$49.6	$126.4	$170.5
Other comprehensive (loss):
Foreign currency translation adjustments	(27.1)	(27.4)	(40.4)	(45.4)
Cash Flow hedges, net of income tax benefit of $2.4 and $4.1 for the three and twelve months ended December 31, 2016	(3.8)	(1.1)	(6.6)	(0.8)
Other comprehensive (loss)	(30.9)	—	(47.0)	(46.2)
Comprehensive (loss) income including noncontrolling interest	(28.9)	49.6	79.5	124.3
Comprehensive income (loss) attributable to noncontrolling interest	1.1	(1.0)	1.6	(2.2)
Comprehensive (loss) income attributable to World Fuel	$(30.0)	$43.3	$77.9	$126.4

(1)
Certain prior period amounts have been revised to reflect the impact of adjustments made to the Company's provision for income taxes and to correct the timing of previously recorded out-of-period adjustments.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - In millions)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income including noncontrolling interest	$2.1	$49.6	$126.4	$170.5
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	23.9	18.4	82.3	65.5
Provision for bad debt	10.0	2.2	15.4	7.5
Gain on sale of held for sale assets and liabilities	—	—	(3.8)	—
Share-based payment award compensation costs	4.7	3.9	19.2	17.0
Deferred income tax provision (benefit)	(21.5)	(1.6)	(36.0)	5.3
Extinguishment of liabilities, net	(1.8)	(1.3)	(7.0)	(8.2)
Foreign currency losses (gains), net	6.5	(11.3)	(11.8)	(7.3)
Other	0.7	0.9	3.3	3.2
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	(294.5)	223.1	(506.8)	485.0
Inventories	39.8	58.8	(49.5)	81.4
Prepaid expenses	7.9	20.7	7.7	10.8
Short-term derivative assets, net	(28.8)	(37.5)	163.7	81.5
Other current assets	10.0	149.6	(20.4)	34.0
Cash collateral with financial counterparties	20.4	39.4	149.2	133.3
Other non-current assets	(9.2)	(5.1)	4.4	(1.9)
Accounts payable	210.2	(268.1)	423.4	(481.5)
Customer deposits	(15.8)	(3.0)	(26.3)	(17.5)
Accrued expenses and other current liabilities	22.6	(122.7)	(121.9)	(141.9)
Non-current income tax, net and other long-term liabilities	(2.4)	6.3	(6.4)	11.0
Total adjustments	(17.1)	72.6	78.8	276.9
Net cash (used in) provided by operating activities	(15.1)	122.2	205.2	447.5
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired and other investments	(164.4)	(15.0)	(430.8)	(96.9)
Proceeds from sale of business	—	—	29.0	—
Capital expenditures	(7.2)	(14.6)	(36.1)	(51.0)
Other investing activities, net	2.2	(1.2)	9.4	3.2
Net cash used in investing activities	(169.3)	(30.7)	(428.5)	(144.8)
Cash flows from financing activities:
Borrowings of debt	1,877.4	662.2	4,688.0	4,831.2
Repayments of debt	(1,829.2)	(774.3)	(4,280.3)	(4,752.0)
Payments of senior revolving credit facility and senior term loan facility loan costs	(5.7)	—	(5.7)	(3.4)
Dividends paid on common stock	(4.1)	(4.2)	(16.6)	(15.3)
Purchases of common stock	(22.8)	—	(41.2)	(70.5)
Federal and state tax benefits resulting from tax deductions in excess of the compensation cost recognized for share-based payment awards	—	—	1.6	—
Purchases of common stock tendered by employees to satisfy the required withholding taxes related to share-based payment awards	(0.4)	(0.5)	(4.6)	(7.3)
Other financing activities, net	—	—	(0.3)	0.2
Net cash provided by (used in) financing activities	15.2	(116.9)	340.9	(17.0)
Effect of exchange rate changes on cash and cash equivalents	(4.5)	(5.7)	(1.5)	(5.5)
Net (decrease) increase in cash and cash equivalents	(173.8)	(27.1)	116.1	280.2
Cash and cash equivalents, as of beginning of period	872.3	609.6	582.5	302.3
Cash and cash equivalents, as of end of period	$698.6	$582.5	$698.6	$582.5

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited - In millions, except per share data)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
Non-GAAP financial measures and reconciliation:	2016	2015	2016	2015
GAAP net income attributable to World Fuel	$2.2	$49.9	$126.5	$174.5
Acquisition related charges, net of income taxes (1)	4.4	0.9	11.0	4.1
Severance and other restructuring-related costs, net of income taxes (2)	3.2	—	4.8	2.3
Costs related to the divestiture of crude oil joint venture interest, net of income taxes (3)	4.6	—	4.6	—
Adjusted net income attributable to World Fuel	$14.3	$50.8	$146.9	$180.9
Share-based compensation expense, net of income taxes (4)	3.3	2.9	13.2	11.4
Intangible asset amortization expense, net of income taxes (5)	7.6	6.5	28.6	20.4
Non-GAAP net income attributable to World Fuel	$25.2	$60.2	$188.8	$212.7

GAAP diluted earnings per common share	$0.03	$0.71	$1.81	$2.47
Acquisition related charges, net of income taxes (1)	0.06	0.01	0.16	0.06
Severance and other restructuring-related costs, net of income taxes (2)	0.05	—	0.07	0.03
Costs related to the divestiture of crude oil joint venture interest, net of income taxes (3)	0.07	—	0.07	—
Adjusted diluted earnings per common share	$0.21	$0.73	$2.11	$2.56
Share-based compensation expense, net of income taxes (4)	0.05	0.04	0.19	0.16
Intangible asset amortization expense, net of income taxes (5)	0.11	0.09	0.41	0.29
Non-GAAP diluted earnings per common share	$0.36	$0.86	$2.70	$3.01

(1)
The pre-tax amount of acquisition related charges was $6.2 million and $1.1 million for the three months ended December 31, 2016 and 2015, respectively, and $14.0 million and $5.6 million for the twelve months ended December 31, 2016 and 2015, respectively.

(2)
The pre-tax amount of severance and other restructuring-related costs was $4.2 million for the three months ended December 31, 2016 and $6.4 million and $3.8 million for the twelve months ended December 31, 2016 and 2015, respectively.

(3)	The pre-tax amount of costs related to the divestiture of crude oil joint venture interest was $7.5 million for the three and twelve months ended December 31, 2016.

(4)
The pre-tax amount of share-based compensation expense was $4.7 million and $3.9 million for the three months ended December 31, 2016 and 2015, respectively, and $19.3 million and $16.3 million for the twelve months ended December 31, 2016 and 2015, respectively.

(5)
The pre-tax amount of intangible asset amortization expense attributable to World Fuel was $11.8 million and $8.4 million for the three months ended December 31, 2016 and 2015, respectively, and $38.6 million and $27.3 million for the twelve months ended December 31, 2016 and 2015, respectively.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
BUSINESS SEGMENTS INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
Revenue:	2016	2015	2016	2015
Aviation segment	$3,104.2	$2,662.2	$10,914.4	$11,739.8
Land segment	2,543.0	2,218.4	8,918.8	9,274.3
Marine segment	2,145.0	1,853.0	7,182.5	9,367.2
	$7,792.1	$6,733.6	$27,015.8	$30,381.4
Gross profit:
Aviation segment	$102.0	$88.9	$401.0	$361.9
Land segment	86.8	96.1	348.5	309.5
Marine segment	33.5	45.3	149.5	189.6
	$222.3	$230.2	$899.0	$861.0
Income from operations:
Aviation segment	$36.7	$33.1	$160.5	$132.2
Land segment	6.8	36.2	70.8	101.4
Marine segment	(2.5)	15.7	30.2	73.0
	41.0	85.0	261.5	306.5
Corporate overhead - unallocated	(17.0)	(14.8)	(72.7)	(60.9)
	$24.0	$70.2	$188.9	$245.7

SALES VOLUME SUPPLEMENTAL INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
Volume (Gallons):	2016	2015	2016	2015
Aviation Segment	1,884.4	1,646.6	7,126.9	6,341.9
Land Segment	1,487.3	1,382.1	5,366.0	4,932.7
Marine Segment (1)	2,015.6	2,116.9	8,278.5	8,619.0
Consolidated Total	5,387.4	5,145.5	20,771.3	19,893.7

(1)	Converted from metric tons to gallons at a rate of 264 gallons per metric ton. Marine segment metric tons were 7.6 and 31.4 for the three and twelve months ended December 31, 2016.

CONTACT:
World Fuel Services Corporation
Ira M Birns, 305-428-8000
Executive Vice President & Chief Financial Officer
Or
Glenn Klevitz, 305-428-8000
Vice President, Assistant Treasurer